Calvert-Sloan  and  New  Africa  Advisers
Investment  Subadvisory  Agreement
March  1,  1999



                        INVESTMENT SUBADVISORY AGREEMENT
                         CALVERT-SLOAN ADVISERS, L.L.C.
                            NEW AFRICA ADVISERS, INC.


     INVESTMENT SUBADVISORY AGREEMENT, made this 1st day of March, 1999, by and between CALVERT-SLOAN ADVISERS, L.L.C., a limited liability company organized in the State of Maryland, and registered as an investment advisor under the Investment Advisers Act of 1940 (the "Advisor"), located at 4550 Montgomery Avenue, Bethesda, Maryland, 20814, and NEW AFRICA ADVISERS, INC., a North Carolina corporation (the "Subadvisor"), located at 103 West Main Street, Durham, North Carolina, 27701.

     WHEREAS, the Advisor is the investment advisor to Calvert New World Fund, Inc., an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Advisor desires to retain the Subadvisor to furnish it with certain investment advisory services in connection with the Advisor's investment advisory activities on behalf of the Calvert New Africa Fund, (the "Fund");

     NOW, THEREFORE, in consideration of the promises and the terms and conditions hereinafter set forth, it is agreed as follows:

     1.     Services  to  be  Rendered  by  the  Subadvisor  to  the  Fund.
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     (a)  INVESTMENT  PROGRAM.  Subject  to the control of the Calvert New World
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Fund, Inc., Board of Directors ("Directors") and the Advisor, the Subadvisor at its expense continuously will furnish to the Fund an investment program for such portion, if any, of Fund assets designated by the Advisor from time to time. With respect to such assets, the Subadvisor will make investment decisions, which is subject to Section 1(g) of this Agreement, and will place all orders for the purchase and sale of portfolio securities. The Subadvisor will for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Advisor in any way or otherwise be deemed an agent of the Fund or the Advisor. In the performance of its duties, the Subadvisor will act in the best interests of the Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act, and Subchapter M of the Internal Revenue Code of 1986, as amended, (ii) the terms of this Agreement,
(iii) the Fund's Articles of Incorporation, Bylaws and Registration Statement as from time to time amended, (iv) the stated investment objective, policies and restrictions of the Fund, and (v) such other guidelines as the Directors or Advisor may establish. The Advisor shall be responsible for providing the Subadvisor with current copies of the materials specified in this paragraph.

     (b)  AVAILABILITY  OF  PERSONNEL.  The  Subadvisor at its expense will make
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available to the Directors and Advisor at reasonable times its portfolio managers and other appropriate personnel, either in person, or, at the mutual convenience of the Advisor and the Subadvisor, by telephone, in order to review the Fund's investment policies and to consult with the Directors and Advisor regarding the Fund's investment affairs, including economic, statistical and investment matters relevant to the Subadvisor's duties hereunder, and will provide periodic reports to the Advisor relating to the investment strategies it employs.

     (c) EXPENSES, SALARIES AND FACILITIES. The Subadvisor will pay all expenses
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incurred by it in connection with its activities under this Agreement (other than the cost of securities and other investments, including any brokerage commissions), including but not limited to, all salaries of personnel and facilities required for it to execute its duties under this Agreement.

     (d)  COMPLIANCE  REPORTS.  The  Subadvisor  at its expense will provide the
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Advisor with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time.

     (e)  VALUATION.  The  Subadvisor  will  assist  the  Fund and its agents in
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determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Fund for which the Subadvisor has responsibility on a daily basis (unless otherwise agreed upon by the parties hereto) and at such other times as the Advisor shall reasonably request.

     (f)  EXECUTING  PORTFOLIO  TRANSACTIONS.
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     i)  BROKERAGE  In  selecting  brokers  and dealers to execute purchases and
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sales of investments for the Fund, the Subadvisor will use its best efforts to obtain the most favorable price and execution available in accordance with this paragraph. The Subadvisor agrees to provide the Advisor and the Fund with copies of its policy with respect to allocation of brokerage on trades for the Fund. Subject to review by the Directors of appropriate policies and procedures, the Subadvisor may cause the Fund to pay a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction. If the first broker provided brokerage and/or research services, including statistical data, to the Subadvisor, the Subadvisor shall not be deemed to have acted unlawfully, or to have breached any duly created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

     ii)  AGGREGATE  TRANSACTIONS  In  executing  portfolio transactions for the
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Fund, the Subadvisor may, but will not be obligated to, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies of the Fund, to the extent permitted by applicable laws and regulations. If the Subadvisor chooses to aggregate sales or purchases, it will allocate the securities as well as the expenses incurred in the transaction in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and its other clients involved in the transaction.

(iii)  DIRECTED  BROKERAGE  The  Advisor  may  direct  the  Subadvisor  to use a
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particular  broker  or  dealer for one or more trades if, in the sole opinion of
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the  Advisor,  it  is  in  the  best  interest  of  the  Fund  to  do  so.

(iv)  BROKERAGE  ACCOUNTS  The Advisor authorizes and empowers the Subadvisor to
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direct the Fund's custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called "brokerage accounts") for and in the name of the Fund and to execute for the Fund as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the Subadvisor shall select as provided above. The Subadvisor may, using such of the securities and other property in the Fund as the Subadvisor deems necessary or desirable, direct the Fund's custodian to deposit for the Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Subadvisor deems desirable or appropriate.

     (g)  SOCIAL  SCREENING.  The  Advisor  is  responsible for any screening of
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investments to determine that they are compatible with the Fund's social empowerment philosophy, as may be amended from time to time by the Directors.

     (h) VOTING PROXIES. The Subadvisor agrees to take appropriate action (which
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may include voting) on all proxies for the Fund's portfolio investments in a timely manner. Such action is subject to the direction of the Directors and Advisor and will be consistent with the social philosophy governing investment selection for the Fund.

     (i) FURNISHING INFORMATION FOR THE FUND'S PROXIES. The Subadvisor agrees to
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provide the Advisor in a timely manner with all information necessary, including the Subadvisor's certified balance sheet and information concerning the Subadvisor's controlling persons, for preparation of the Fund's proxy statements, as may be needed from time to time.

     2.     BOOKS  AND  RECORDS.
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a) In connection with the purchase and sale of the Fund's portfolio securities, the Subadvisor shall arrange for the transmission to the Fund's custodian, and/or the Advisor on a daily basis, of such confirmations, trade tickets or other documentation as may be necessary to enable the Advisor to perform its accounting and administrative responsibilities with respect to the management of the Fund.

b) Pursuant to Rule 31a-3 under the 1940 Act, Rule 204-2 under the Investment Advisers Act of 1940 and any other laws, rules or regulations regarding recordkeeping, the Subadvisor agrees that: (i) all records it maintains for the Fund are the property of the Fund; (ii) it will surrender promptly to the Fund or Advisor any such records upon the Fund's or Advisor's request; (iii) it will maintain for the Fund the records that the Fund is required to maintain under Rule 31a-1(b) insofar as such records relate to the investment affairs of the Fund for which the Subadvisor has responsibility under this Agreement; and (iv) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Fund.

c) The Subadvisor represents that it has adopted a suitable Code of Ethics that covers its activities with respect to its services to the Fund.

3.     EXCLUSIVITY.  Each party and its affiliates may have advisory, management
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service or other agreements with other organizations and persons, and may have other interests and businesses; provided, however, that during the term of this Agreement, the Subadvisor will not provide investment advisory services ("Services") to any other investment company registered under the 1940 Act ("Mutual Fund") investing in African-related securities.

4.     COMPENSATION.  The Advisor will pay to the Subadvisor as compensation for
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the Subadvisor's services rendered pursuant to this Agreement an annual Subadvisory fee as specified in Schedule A attached hereto and made part of this Agreement. Such fees shall be paid by the Advisor (and not by the Fund). Such fees shall be payable for each month within 15 business days after the end of such month. If the Subadvisor shall serve for less than the whole of a month, the compensation as specified shall be prorated. The Schedules may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Articles of Incorporation and Bylaws of the Fund. Any change in the Schedule pertaining to any new or existing series of Calvert New World Fund, Inc. shall not be deemed to affect the interest of any other series and shall not require the approval of shareholders of any other series.

5.     ASSIGNMENT AND AMENDMENT OF AGREEMENT. This Agreement automatically shall
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terminate without the payment of any penalty in the event of its assignment or if the Investment Advisory Agreement between the Advisor and the Fund shall terminate for any reason. This Agreement shall not be materially amended unless, if required by Securities and Exchange Commission rules and regulations, such amendment is approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of Calvert New World Fund, Inc. who are not interested persons of the Fund, the Advisor or the Subadvisor.

6.     DURATION  AND  TERMINATION  OF THE AGREEMENT. This Agreement shall become
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effective upon its execution; provided, however, that this Agreement shall not become effective with respect to any series now existing or hereafter created unless it has first been approved (a) by a vote of the majority of those Directors of Calvert New World Fund, Inc. who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a vote of a majority of that series' outstanding voting securities. This Agreement shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 5) except as follows:

     (a) Calvert New World Fund, Inc. may at any time terminate this Agreement without penalty with respect to any or all Funds by providing not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor and the Subadvisor. Such termination can be authorized by the affirmative vote of a majority of the (i) Directors of Calvert New World Fund, Inc. or (ii) outstanding voting securities of the applicable series.

     (b) This Agreement will terminate automatically with respect to a series, unless, by December 31, 1999, and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Directors of Calvert New World Fund, Inc. or the shareholders of such series by the affirmative vote of a majority of the outstanding shares of such series, and (ii) a majority of the Directors of Calvert New World Fund, Inc., who are not interested persons of the Fund, Advisor or Subadvisor, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of any series for their approval and such shareholders fail to approve such continuance as provided herein, the Subadvisor may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     (c) The Advisor may at any time terminate this Agreement with respect to any or all Funds by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadvisor, and the Subadvisor may at any time terminate this Agreement with respect to any or all series by not less than 90 days written notice delivered or mailed by registered mail, postage prepaid, to the Advisor, unless otherwise mutually agreed in writing.

     Upon termination of this Agreement with respect to any Fund, the duties of the Advisor delegated to the Subadvisor under this Agreement with respect to such Fund automatically shall revert to the Advisor.

7.     NOTIFICATION  TO  THE  ADVISOR.  The Subadvisor promptly shall notify the
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Advisor  in  writing  of  the  occurrence  of  any  of  the  following  events:

     (a) the Subadvisor shall fail to be registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and under the laws of any jurisdiction in which the Subadvisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement;

     (b) the Subadvisor shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund; or

     (c) a violation of the Subadvisor's Code of Ethics is discovered and, again, when action has been taken to rectify such violation; or

     (d) any other event that might affect the ability of the Subadvisor to provide the services provided for under this Agreement.

8.     DEFINITIONS.  For  the  purposes  of this Agreement, the terms "vote of a
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majority of the outstanding Shares," "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act and the rules and regulations thereunder subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

9.     INDEMNIFICATION.  The  Subadvisor  shall  indemnify and hold harmless the
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Advisor, the Fund and their respective directors or trustees, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) arising or resulting from the Subadvisor's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder.

     The Advisor shall indemnify and hold harmless the Subadvisor, the Fund, their respective directors or trustees, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) arising or resulting from the Advisor's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder or under its Investment Advisory Agreement with the Fund.

10.     APPLICABLE  LAW  AND  JURISDICTION.  This Agreement shall be governed by
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Maryland law, and any dispute arising from this Agreement or the services rendered hereunder shall be resolved through legal proceedings, whether state, federal, or otherwise, conducted in the state of Maryland or in such other manner or jurisdiction as shall be mutually agreed upon by the parties hereto.

11.     MISCELLANEOUS.  Each  party  agrees  to  perform  such  further acts and
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execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


     CALVERT  -SLOAN  ADVISERS,  L.L.C.

     By

     Title

     NEW  AFRICA  ADVISERS,  INC.

     By

     Title

                        INVESTMENT SUBADVISORY AGREEMENT
                         CALVERT -SLOAN ADVISERS, L.L.C.
                            NEW AFRICA ADVISERS, INC.

                                   SCHEDULE A


     As compensation pursuant to Section 4 of the Subadvisory Agreement between Calvert -Sloan Advisers, L.L.C. (the "Advisor") and New Africa Advisers, Inc. (the "Subadvisor"), the Advisor shall pay the Subadvisor an annual subadvisory fee, computed daily and payable monthly, at an annual rate of 0.755% of the average daily net assets of the Calvert New Africa Fund.